EXHIBIT 24
POWER OF ATTORNEY
I, the undersigned Director and/or Officer of Mindspeed Technologies, Inc., a Delaware corporation (the “Company”), hereby constitute RAOUF Y. HALIM, BRET W. JOHNSEN and BRANDI R. STEEGE, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2008, and any amendments thereto.

Signature	Title	Date

/s/ Raouf Y. Halim Raouf Y. Halim	Director and Chief Executive Officer (Principal Executive Officer)	December 10, 2008

/s/ Dwight W. Decker Dwight W. Decker	Chairman of the Board of Directors	December 12, 2008

/s/ Donald H. Gips Donald H. Gips	Director	December 12, 2008

/s/ Michael T. Hayashi Michael T. Hayashi	Director	December 12, 2008

/s/ Ming Louie Ming Louie	Director	December 12, 2008

/s/ Thomas A. Madden Thomas A. Madden	Director	December 13, 2008

/s/ Jerre L. Stead Jerre L. Stead	Director	December 10, 2008

/s/ BRET W. JOHNSEN Bret W. Johnsen	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 10, 2008